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                                                                    EXHIBIT 10.3

                                                               EXECUTION VERSION


                 DEALER-MANAGER AND SOLICITATION AGENT AGREEMENT

                            BEVERLY ENTERPRISES, INC.

                                                                    June 8, 2004


LEHMAN BROTHERS INC.
745 Seventh Avenue - Floor 3
New York, New York  10019

Dear Ladies and Gentlemen:

                  1. THE TENDER OFFER AND CONSENT SOLICITATION. Beverly Enterprises, Inc., a Delaware corporation (the "COMPANY"), intends to make a tender offer (together with any amendments and extensions thereof, the "TENDER Offer") to purchase any and all of its $200,000,000 principal amount outstanding 9 5/8% Senior Notes due 2009 (the "NOTES") and to engage in a related solicitation (together with any amendments and extensions thereof, the "SOLICITATION") of consents (the "CONSENTS") of the holders of the Notes (the "HOLDERS") to certain amendments to the Indenture dated as of April 25, 2001 among the Company, its subsidiary guarantors (the "GUARANTORS") and The Bank of New York, as trustee (the "TRUSTEE"), relating to the Notes (the "INDENTURE"), in each case, on the terms and subject to the conditions set forth in the forms of Offer to Purchase and Consent Solicitation Statement and related Letter of Transmittal and Consent attached hereto as Exhibits A and B, respectively. Such Offer to Purchase and Consent Solicitation Statement, (i) including (A) any documents incorporated by reference therein and (B) any exhibits or annexes thereto and (ii) as the same may be amended or supplemented from time to time, and the Letter of Transmittal and Consent, as the same may be amended or supplemented from time to time, are referred to herein as the "OFFER TO PURCHASE" and "LETTER OF TRANSMITTAL" respectively. The Offer to Purchase, the Letter of Transmittal, all statements and other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority and such other documents (including, but not limited to, any advertisements, press releases or summaries relating to the Tender Offer and/or Solicitation and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the Tender Offer and/or the Solicitation) as the Company may authorize for use in connection with the Tender Offer and/or the Solicitation, as amended or supplemented from time to time, are collectively referred to as the "TENDER OFFER AND SOLICITATION MATERIALS".

                  2. APPOINTMENT AS DEALER-MANAGER. The Company hereby appoints Lehman Brothers Inc. ("LEHMAN BROTHERS") as sole dealer-manager in connection with the Tender Offer and as sole solicitation agent in connection with the Solicitation (in such capacities, the "DEALER-MANAGER"), and the Company hereby authorizes Lehman Brothers to act as such in connection with the Tender Offer and Solicitation. On the basis of the representations and warranties and agreements of the Company contained in this Agreement and subject to and in accordance with the terms and conditions hereof, Lehman Brothers agrees in accordance with its customary practice to use its reasonable best efforts to solicit tenders of Notes and delivery of Consents pursuant to the Tender Offer and Solicitation, respectively, and to communicate with


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                                                                               2

brokers, dealers, banks, trust companies, nominees and other persons with respect to the Tender Offer and Solicitation.

                  3. NO LIABILITY FOR ACTS OF BROKERS, DEALERS, BANKS, TRUST COMPANIES, NOMINEES AND OTHERS. Lehman Brothers shall not be subject to any loss, claim, damage, liability or expense owed to the Company or any of the Company's affiliates or subsidiaries for any act or omission on the part of any broker or dealer in securities (other than Lehman Brothers), bank, trust company, nominee or any other person, and Lehman Brothers shall not be liable for its own acts or omissions in performing its obligations as Dealer-Manager except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by Lehman Brothers through its gross negligence or willful misconduct. In soliciting or obtaining tenders of Notes and deliveries of Consents, the Company hereby acknowledges that Lehman Brothers, as Dealer-Manager, is acting as independent contractor and shall not be deemed to be acting as the agent of the Company or as the agent of any broker, dealer, bank, trust company, nominee or other person and no broker, dealer, bank, trust company, nominee or other person shall be deemed to be acting as the agent of Lehman Brothers, the Company or any of the Company's affiliates or subsidiaries.

                  4. THE TENDER OFFER AND SOLICITATION MATERIALS; COMMENCEMENT; WITHDRAWAL.

                  (a) The Company hereby (i) agrees to furnish Lehman Brothers with as many copies as Lehman Brothers may reasonably request of the final forms of the Tender Offer and Solicitation Materials and, upon its request, any other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority, any stock exchange or any court, (ii) authorizes Lehman Brothers to use copies of the Tender Offer and Solicitation Materials in connection with the Tender Offer and Solicitation and (iii) acknowledges that the Tender Offer and Solicitation Materials have been, or will be, prepared and approved by the Company and are the Company's sole responsibility with respect to their accuracy and completeness (other than statements or omissions made in reliance upon and in conformity with information relating to Lehman Brothers as Dealer-Manager furnished by Lehman Brothers in writing to the Company expressly for use therein). Lehman Brothers hereby agrees that it will not disseminate any written materials in connection with the Tender Offer and Solicitation other than the Tender Offer and Solicitation Materials, information consistent with the Tender Offer and Solicitation Materials or information otherwise authorized by the Company.

                  (b) The Company hereby represents and warrants that it will commence the Tender Offer and Solicitation as soon as practicable by publicly announcing its commencement and by distributing, mailing, or causing to be mailed on its behalf, copies of the Tender Offer and Solicitation Materials (excluding the documents incorporated by reference in the Tender Offer and Solicitation Materials) to the Holders for delivery, where necessary to the beneficial holders of the Notes (the date of such announcement and of the commencement of such distribution, the "COMMENCEMENT DATE").

                  (c) The Company hereby represents and agrees that no solicitation material in addition to the Tender Offer and Solicitation Materials, each of which shall be in the form which


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                                                                               3


has been approved by Lehman Brothers, will be used in connection with the Tender Offer and Solicitation or filed with any federal, state or local governmental or regulatory agency or authority, including the Securities and Exchange Commission (the "COMMISSION"), by or on behalf of the Company without Lehman Brothers' prior approval, which approval will not be unreasonably withheld. In the event that (i) the Company uses or permits the use of any such solicitation material in connection with the Tender Offer or the Solicitation or files any such solicitation material with any such federal, state or local governmental or regulatory agency or authority without Lehman Brothers' prior approval, (ii) the Company withdraws, terminates or cancels the Tender Offer and Solicitation or
(iii) if at any time Lehman Brothers shall determine that any condition set forth in Section 9 shall not be satisfied, then Lehman Brothers (A) shall have a reasonable period of time after discovering or being informed of such event to elect whether to continue to act as Dealer-Manager and shall be entitled to withdraw as Dealer-Manager in connection with the Tender Offer and Solicitation without any liability or penalty to Lehman Brothers or any other person defined in Section 11 as an "Indemnified Person," (B) shall be entitled promptly to receive the payment of all fees and expenses payable to it under this Agreement which have accrued to the date of such withdrawal or which otherwise thereafter become payable and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 11.

                  5. COMPENSATION. The Company hereby agrees to pay Lehman Brothers as compensation for its services as Dealer-Manager, upon the acceptance by the Company for payment of Notes tendered pursuant to the Tender Offer and upon acceptance by the Company for payment of Consents delivered pursuant to the Solicitation, a fee equal to $2.50 per $1,000 principal amount of Note accepted for payment by the Company; provided, however, that in no event shall such fee exceed $500,000. The fee set forth in this Section shall be paid within three business days after the Expiration Date.

                  6. REIMBURSEMENT OF EXPENSES AND PAYMENT OF OTHER COSTS. The Company hereby agrees (a) to reimburse Lehman Brothers in connection with its services as Dealer-Manager for any expenses incurred by Lehman Brothers in connection with the preparation, printing, filing, mailing and publishing of the Tender Offer and Solicitation Materials and for all out-of-pocket expenses incurred by Lehman Brothers as Dealer-Manager, including, without limitation, the reasonable fees and disbursements of Lehman Brothers' legal counsel, Milbank, Tweed, Hadley & McCloy LLP, (b) to pay all fees and expenses of the Depositary (as defined below) and the Information Agent (as defined below), in each case, in connection with the Tender Offer and Solicitation, (c) to pay any fees payable to brokers, dealers, banks, trust companies and nominees as reimbursement for their customary mailing and handling expenses incurred in forwarding the Tender Offer and Solicitation Materials to their customers, if any, and (d) to pay any advertising and public relations charges pertaining to the Tender Offer and Solicitation. The Company shall promptly reimburse Lehman Brothers for all amounts owing under this Section after such expenses have been made or have accrued and an invoice therefor has been sent by Lehman Brothers to the Company, which may be sent from time to time as such expenses are made or accrued, whether or not the Tender Offer and Solicitation is consummated and in addition to the amounts owing to Lehman Brothers under the preceding Section.

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                                                                               4


                  7. THE DEPOSITARY; THE INFORMATION AGENT; NOTEHOLDER LISTS.
(a) The Company (i) has arranged for D.F. King & Co., Inc. to serve as depositary in connection with the Tender Offer and Solicitation (the "DEPOSITARY"), (ii) will arrange for the Depositary to advise Lehman Brothers daily as to such matters as Lehman Brothers may reasonably request, including the aggregate principal amount of Notes that have been tendered and for which Consents have been delivered pursuant to the Tender Offer and Solicitation, respectively, and (iii) will arrange for the Depositary to be responsible for the payment of the consideration offered by the Company to the Holders in connection with the Tender Offer and Solicitation pursuant and subject to the Offer to Purchase.

                  (a) The Company has arranged for D.F. King & Co., Inc. to serve as information agent in connection with the Tender Offer and Solicitation (the "INFORMATION AGENT") and to perform services in connection with the Tender Offer and Solicitation that are customary for an information agent.

                  (b) The Company will provide, or will cause the Depositary and Information Agent, as applicable, to provide, Lehman Brothers with the security listing position (or other cards or lists) containing the names and addresses of, and the aggregate principal amount of Notes held by, the Holders as of a recent date and will use its best efforts to cause Lehman Brothers to be advised, from time to time as Lehman Brothers may request, during the period of the Tender Offer and Solicitation as to any transfers of record of Notes. In addition, the Company hereby authorizes Lehman Brothers to communicate with the Trustee, the Depositary and the Information Agent with respect to matters relating to the Tender Offer and Solicitation and to cause the Depositary to advise Lehman Brothers daily as to such matters as Lehman Brothers may reasonably request, including the aggregate principal amount of Notes that have been tendered and for which Consents have been delivered pursuant to the Tender Offer and Solicitation, respectively.

                  8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In addition to the other representations and warranties made by the Company contained in this Agreement, the Company represents and warrants to Lehman Brothers, and agrees with Lehman Brothers, that:

                  (a) Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged, except where the failure to so qualify would not be reasonably expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT")

                  (b) The Company has all necessary power and authority to execute and deliver and perform this Agreement, to make and consummate the Tender Offer and Solicitation, including, but not limited to, by purchasing the Notes, by making any related borrowings by the Company or any of its affiliates, by effecting the proposed amendments to the Indenture as set forth in the Offer to Purchase by executing and delivering a supplemental indenture between the

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                                                                               5


Company and the Trustee supplementing the Indenture (the "SUPPLEMENTAL INDENTURE"), and by paying a consent fee in connection with the Solicitation, in each case, pursuant to the Tender Offer and Solicitation Materials, and to consummate the other transactions contemplated by this Agreement and by the Offer to Purchase (other than the New Financing and the Amendment to the Bank Facility (as such terms are defined in the Offer to Purchase)) and the other Tender Offer and Solicitation Materials (collectively, the "TRANSACTIONS"); and all necessary action has been duly taken by the Company to authorize the making, execution, delivery, performance and consummation, as the case may be, of the Transactions.

                  (c) This Agreement has been duly authorized, executed and delivered by the Company.

                  (d) The Tender Offer and Solicitation Materials (including any documents incorporated therein by reference) do not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation is made with respect to statements contained in the Tender Offer and Solicitation Materials furnished in writing by or on behalf of Lehman Brothers relating to Lehman Brothers as Dealer-Manager.

                  (e) The documents incorporated by reference in the Tender Offer and Solicitation Materials, as of each of their respective filing dates, complied as to form in all material respects with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively the "EXCHANGE ACT").

                  (f) The execution, delivery, performance, making and consummation, as the case may be, of the Transactions will comply in all material respects with all applicable requirements of law, including the Exchange Act and any applicable rules or regulations of any governmental or regulatory agency or authority, including, without limitation those of the Commission.

                  (g) The execution, delivery, performance of this Agreement and the consummation of the Transactions will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except for (y) such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (z) any conflicts, breaches, violations or defaults that would not have occurred if the Bank Condition (as such term is defined in the Offer to Purchase) had been satisfied on the date hereof, (ii) result in any violation of the provisions of the charter or by-laws or other constituent document of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, (iii) result in any violation of any judgment, order, decree, law, statute, rule or regulation of any court, governmental or regulatory agency or authority to which the Company or any of its affiliates or subsidiaries is a party or by which the Company or any of

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                                                                               6


its affiliates or subsidiaries or assets or properties is bound (iv) result in the suspension, termination or revocation of any material permits, licenses, consents, exemptions, franchises, authorizations and other approvals or (v) result in the creation or imposition of any lien, charge, claim or encumbrance on any material asset or property of the Company or any of its affiliates or subsidiaries.

                  (h) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required in connection with the execution, delivery, performance, making and consummation, as the case may be, of the Transactions other than any post-closing filings to be made pursuant to the Exchange Act.

                  (i) There are no actions, lawsuits, claims or governmental or administrative proceedings pending (including any stop order, restraining order or denial of an application for approval), or to the best knowledge of the Company after due inquiry, threatened against the Company or any of its affiliates or subsidiaries which would, if adversely determined, affect or impair the execution, delivery, performance, making or consummation, as the case may be, of the Transactions.

                  (j) The New Financing (as such term is defined in the Offer to Purchase) will provide sufficient funds which, together with funds presently available or committed to it, will enable the Company to pay, and the Company hereby agrees that the Company will pay promptly, in accordance with the terms and subject to the conditions of the Tender Offer and Solicitation as set forth in the Tender Offer and Solicitation Materials and this Agreement, (i) the full purchase price (and related costs) of the Notes pursuant to the Tender Offer, plus accrued and unpaid interest on the Notes until but not including the date of payment for the Tender Offer, (ii) the consent fee relating to the Solicitation and (iii) all related fees and expenses, including, but not limited to, fees and expenses payable hereunder.

                  (k) The Indenture has been duly authorized, executed and delivered by the Company and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                  (l) The Supplemental Indenture has been duly authorized and, on or promptly following the satisfaction of the Required Consents Condition, the Financing Condition, the Bank Condition and the General Conditions (as defined in the Offer to Purchase and subject to the Company's right to terminate the Tender Offer and Solicitation at any time prior to the expiration of the Tender Offer and Solicitation), will be duly executed and delivered by the Company and, assuming that the Supplemental Indenture will be a valid and legal binding obligation of the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization,

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                                                                               7


liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                  (m) The Supplemental Indenture conforms to the description thereof contained in the Offer to Purchase and complies in all material respects with the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "TRUST INDENTURE ACT").

                  (n) Reserved.

                  (o) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements included or incorporated by reference in the Tender Offer and Solicitation Materials, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Tender Offer and Solicitation Materials; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, other than as set forth or contemplated in the Tender Offer and Solicitation Materials.

                  (p) The financial statements (including the related notes and supporting schedules) incorporated by reference in the Tender Offer and Solicitation Materials present fairly in all material respects the financial position, the results of operations and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply (subject, in the case of the interim financial statements only, to normal year-end audit adjustments); such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; the supporting schedules, if any, included or incorporated by reference in the Tender Offer and Solicitation Materials present fairly, in all material respects, in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Tender Offer and Solicitation Materials (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

                  (q) Ernst & Young LLP, who have certified the financial statements of the Company incorporated by reference into the Tender Offer and Solicitation Materials, are independent public accountants as required by the Securities Act and were independent accountants as required by the Securities Act during the periods covered by the financial statements on which they reported.

                  (r) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are

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                                                                               8


designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of March 31, 2004; and (iii) are effective to provide reasonable assurance that they perform the functions for which they were established.

                  (s) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

                  (t) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

                  (u) Each of the Company and its subsidiaries (i) makes and keeps books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for its assets, (C) access to the Company's assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (v) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply, in all material respects, with any applicable provision of the U.S. Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

                  9. CONDITIONS TO THE DEALER-MANAGER'S OBLIGATIONS. Lehman Brothers' obligation to act as Dealer-Manager shall at all times be subject to the performance by the Company in all material respects of its obligations herein and to the following additional conditions:

                  (a) At all times from the Commencement Date to and including each date on which the Company makes payment for validly tendered Notes that it has accepted in accordance with the terms of the Tender Offer (each, a "PAYMENT DATE"), the Company's representations and warranties contained herein shall be true and correct in all material respects and the Company shall have performed in all material respects all of the agreements contained in this Agreement and as set forth in the Tender Offer and Solicitation Materials theretofore required by it to have been performed; and Lehman Brothers shall have received certificates to that effect, dated each of the Commencement Date and each Payment Date, signed by the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company. The Company acknowledges that

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                                                                               9


Lehman Brothers' agreement to act, or to continue to act, as Dealer-Manager at a time when it knows or should know that any such representation, warranty and agreement is or may be untrue or incorrect or not performed, as the case may be, in a material respect shall be without prejudice to its right subsequently to cease so to act by reason of such untruth, incorrectness or nonperformance, as the case may be.

                  (b) No stop order or restraining order shall have been issued and no action, lawsuit, claim or governmental or administrative proceeding shall have been commenced or, to the best of the Company's knowledge, threatened with respect to the Tender Offer or Solicitation or the other Transactions before any court, agency or other governmental regulatory body of any jurisdiction that Lehman Brothers, in good faith after consultation with counsel, believes renders it inadvisable for Lehman Brothers to continue to act hereunder as Dealer-Manager.

                  (c) The Company will furnish to Lehman Brothers on the date hereof and on each Payment Date (i) an opinion of Weil, Gotshal & Manges LLP, counsel to the Company, addressed to Lehman Brothers, in the form attached hereto as Schedule I, (ii) an opinion of Latham & Watkins LLP, counsel to the Company, addressed to Lehman Brothers, in the form attached hereto as Schedule II and (iii) an opinion of John Arena, Esq., General Counsel of the Company, addressed to Lehman Brothers, in the form attached hereto as Schedule III.

                  (d) All opinions and certificates required to be delivered pursuant to the terms hereof shall be in a form and substance reasonably satisfactory to counsel for Lehman Brothers.

                  10. ADDITIONAL AGREEMENTS. In addition to the other agreements of the Company contained elsewhere in this Agreement, the Company hereby agrees and acknowledges, as applicable, that:

                  (a) It will advise Lehman Brothers promptly of any of the following: (i) the occurrence of any event which may cause the Company to withdraw, terminate or cancel the Tender Offer and Solicitation or would permit the Company to exercise any right not to purchase Notes validly tendered in the Tender Offer and Solicitation, (ii) the occurrence of any event or the discovery of any fact, the occurrence or existence of which it believes would require the making of any material change in the Tender Offer and Solicitation Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iii) any proposal or requirement to amend or supplement the Tender Offer and Solicitation Materials or to make any other filing pursuant to any applicable law, regulation or other rule, (iv) the issuance by the Commission or any other governmental or regulatory agency or authority of any comment or order concerning the Tender Offer and Solicitation, (v) any material development in connection with the Tender Offer and Solicitation or the other transactions contemplated by the Offer to Purchase or (vi) any other information relating to the Tender Offer and Solicitation which Lehman Brothers may from time to time reasonably request.

                  (b) In the event that the Company is required, or considers it advisable, to amend or supplement the Tender Offer and Solicitation Materials or make any additional filings related to the Tender Offer and Solicitation with any governmental or regulatory agency or

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                                                                              10


authority, then it shall not make such amendment or supplement or filing without Lehman Brothers' prior approval, which shall not be unreasonably withheld.

                  (c) It will file and disseminate, as required, any necessary amendments or supplements to the Tender Offer and Solicitation Materials and other documents that are filed with any governmental or regulatory agency or authority relating to the Tender Offer and Solicitation, and, if there is any such filing, it will promptly furnish to Lehman Brothers an accurate and complete copy of each such amendment or supplement upon the filing thereof.

                  (d) It will comply in all material respects with the Exchange Act relating to the Tender Offer and Solicitation in the future, to the extent applicable.

                  (e) It will perform the agreements and obligations it has that are set forth in or contemplated by the Tender Offer and Solicitation Materials, including, but not limited to, accepting for payment Notes that have been validly tendered and not withdrawn in accordance with and subject to the terms and conditions of the Tender Offer, paying a consent fee, as set forth in the Offer to Purchase, for Consents delivered prior to the Consent Date and not revoked, in accordance with and subject to the terms and conditions of the Solicitation and, after receiving the requisite Consents, duly executing and delivering to the Trustee the Supplemental Indenture and furnishing the Trustee any officers' certificates or other documents required or reasonably requested by the Trustee in connection with the execution and delivery of the Supplemental Indenture by the Trustee.

                  (f) The Dealer-Manager, with the prior written consent of the Company, which consent shall not be unreasonably withheld, and at the Dealer-Manager's expense, may place an announcement in any newspapers and periodicals as it may choose, stating that Lehman Brothers is acting as Dealer-Manager in connection with the Tender Offer and Solicitation.

                  (g) In performing the services contemplated by this Agreement, Lehman Brothers will be relying on the information furnished by the Company, its officers, attorneys and other agents and information available from generally recognized public sources without independent verification.

                  11. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company hereby agrees to hold harmless and indemnify Lehman Brothers and its affiliates and any officer, director, employee or agent of Lehman Brothers or any such affiliates and any person controlling (within the meaning of Section 20(a) of the Exchange Act) Lehman Brothers or any such affiliates (collectively, the "INDEMNIFIED PERSONS") from and against any loss, claim, damage, liability and expense whatsoever (as incurred or suffered, and including, but not limited to, any and all legal or other expenses incurred in connection with investigating, preparing to defend or defending any lawsuit, claim or other proceeding, commenced or threatened, whether or not resulting in any liability, which legal or other expenses shall be reimbursed by the Company promptly after receipt of any invoices therefor from Lehman Brothers or such other Indemnified Person), (i) arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Tender Offer and Solicitation Materials or in any other solicitation material used by the Company or authorized by it for use in connection with the Tender Offer or Solicitation, or arising out of or based upon the omission or alleged omission to state in any such document a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than statements or omissions made in reliance upon and in conformity with information relating to Lehman Brothers as Dealer-Manager furnished by Lehman Brothers in writing to the Company expressly for use therein), (b) any withdrawal, termination or cancellation by the Company of, or failure by the Company to make or consummate, the Tender Offer or Solicitation, (c) any actions taken or omitted to be taken by an Indemnified Person pursuant to this Agreement or with the consent of the Company or in conformity with actions taken or omitted to be taken by the Company or (d) any breach by the Company of any representation or warranty, or any failure by the Company to comply with any agreement contained in this Agreement or (ii) arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Tender Offer or Solicitation, any of the other Transactions or the performance of Lehman Brothers' services as Dealer-Manager. However, the Company will not be obligated to indemnify an Indemnified Person for any loss, claim, damage, liability or expense pursuant to clause (ii) of the preceding sentence, which has been determined in a final judgment by a court of competent jurisdiction to have resulted directly from the willful misconduct or gross negligence on the part of such Indemnified Person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Indemnified Person or to any director, officer, employee or controlling person of the Indemnified Person.

                  (b) If any lawsuit, claim or proceeding is brought against any Indemnified Person in respect of which indemnification may be sought against the Company pursuant to this Section 11, such Indemnified Person shall promptly notify the Company of the commencement of such lawsuit, claim or proceeding after receipt by such Indemnified Person of notice of such lawsuit, claim or proceeding; provided, however, that the failure to so notify the Company shall not relieve the Company from any obligation or liability which it may have under this Section 11 except to the extent that it has been prejudiced in any material respect by such failure and in any event shall not relieve the Company from any other obligation or liability which it may have to such Indemnified Person otherwise than under this Section 11. In case any such lawsuit, claim or proceeding shall be brought against any Indemnified Person and such Indemnified Person shall notify the Company of the commencement of such lawsuit, claim or proceeding, the Company shall be entitled to participate in such lawsuit, claim or proceeding, and, after written notice from the Company to such Indemnified Person, to assume the defense of such lawsuit, claim or proceeding with counsel of its choice at its expense; provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the election of the Company to assume the defense of such lawsuit, claim or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such lawsuit, claim or proceeding, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses promptly after receipt of any invoice therefor from Lehman Brothers) if (i) the use of counsel chosen by the Company to represent such Indemnified Person would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such lawsuit, claim or proceeding include both an Indemnified Person and the Company, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or in addition to those available to the Company

(in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Person); (iii) the Company shall not have employed counsel satisfactory to such Indemnified Person, in the exercise of such Indemnified Person's reasonable judgment, to represent such Indemnified Person within a reasonable time after notice of the institution of any such lawsuit, claim or proceeding; or (iv) the Company shall authorize such Indemnified Person to employ separate counsel at the expense of the Company. The foregoing indemnification commitments shall apply whether or not the Indemnified Person is a formal party to any such lawsuit, claim or proceeding. The Company shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its consent (which consent will not be unreasonably withheld), but if settled with such consent, or if there be a final judgment of the plaintiff in any such action, the Company agrees, subject to the provisions of this Section 11, to indemnify the Indemnified Person from and against any loss, damage or liability by reason of such settlement or final judgment, as the case may be. The Company agrees to notify Lehman Brothers promptly, or cause Lehman Brothers to be notified promptly, of the assertion of any lawsuit, claim or proceeding against the Company, any of its officers or directors or any person who controls any of the foregoing within the meaning of Section 20(a) of the Exchange Act, arising out of or relating to the Tender Offer and Solicitation. The Company further agrees that any settlement of a lawsuit, claim or proceeding against it arising out of or relating to the Tender Offer or Solicitation or the consent to the entry of any judgment with respect to any pending or threatened lawsuit, claim or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the Indemnified Person is an actual or potential party to such claim or action) shall include an explicit and unconditional release from the parties bringing such lawsuit, claim or proceeding of all Indemnified Persons who are or could have been a party to such lawsuit, claim or proceeding if such Indemnified Persons could have sought indemnification hereunder, which release shall be reasonably satisfactory to Lehman Brothers (unless otherwise previously consented to by Lehman in writing).

                  (c) The Company and Lehman Brothers agree that if any indemnification sought by any Indemnified Person pursuant to this Section 11 is unavailable or is insufficient for any reason, other than that specified in the second sentence of this Section 11, then (whether or not Lehman Brothers is the Indemnified Person) the Company, on the one hand, and Lehman Brothers, on the other hand, shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on one hand, and Lehman Brothers, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i) but also the relative faults of the Company, on the one hand, and Lehman Brothers, on the other, in connection with the matter giving rise to such losses, claims, damages, liabilities and expenses, and other equitable considerations, subject to the limitation that in any event Lehman Brothers' aggregate contribution to all losses, claims, damages, liabilities and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by Lehman Brothers pursuant to this Agreement. It is hereby agreed by the parties hereto that the relative benefits to the Company, on the one hand, and Lehman Brothers, on the other hand, with respect to the Tender Offer and Solicitation and the other Transactions shall be deemed to be in the same proportion as (i) the aggregate value of the consideration paid or proposed to be paid to the beneficial holders of the Notes of the Company pursuant to the Tender Offer and Solicitation and the other Transactions (whether or not the Tender Offer and Solicitation and the other Transactions are consummated) bears to (ii) the fees payable to Lehman Brothers with respect to the Tender Offer and Solicitation and the other Transactions pursuant to Section 5. It is further agreed that the relative faults of the Company, on the one hand, and Lehman Brothers, on the other hand, (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by Lehman Brothers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or Lehman Brothers and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in this Section shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending any such action or claim.

                  (d) In the event an Indemnified Person appears as a witness in any action brought by or on behalf of or against the Company (other than an action brought by the Company against any Indemnified Person or an action brought by an Indemnified Person against the Company) in which such Indemnified Person is not named as defendant, the Company agrees to reimburse such Indemnified Person for all reasonable expenses incurred by it in connection with such Indemnified Person's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

                  (e) The Company also agrees that no Indemnified Person shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or Lehman Brothers' acting as Dealer-Manager hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted directly from any acts or omissions undertaken or omitted to be taken by such Indemnified Person through its or his, as the case may be, gross negligence or willful misconduct.

                  (f) The foregoing rights to indemnification and contribution shall be in addition to any other rights which Lehman Brothers and the other Indemnified Persons may have against the Company under common law or otherwise.

                  12. INDEMNIFICATION, REPRESENTATIONS AND WARRANTIES TO REMAIN OPERATIVE. The rights to indemnification, contribution and exculpation contained in Section 11 and the representations, warranties and agreements of the Company set forth in this Agreement shall survive and remain operative and in full force and effect regardless of (a) the failure to commence the Tender Offer and Solicitation, the consummation of the Tender Offer and Solicitation, any withdrawal, termination or cancellation of the Tender Offer and Solicitation for any reason whatsoever, the purchase of Notes pursuant to the Tender Offer and Solicitation or any withdrawal by Lehman Brothers pursuant to Section 4, (b) any investigation made by or on behalf of any party hereto or any person controlling any party hereto within the meaning of

Section 20(a) of the Exchange Act and (c) the completion of Lehman Brothers' services under this Agreement.

                  13. TERMINATION. This Agreement shall terminate upon the earliest to occur of (a) the consummation or the termination, withdrawal or cancellation of the Tender Offer and Solicitation by the Company, (b) the withdrawal by Lehman Brothers as the Dealer-Manager pursuant to Section 4 hereof and (c) the date that is one year from the date hereof; provided that, Sections 3, 5, 6, 8, 11-22 hereof shall survive the termination of this Agreement.

                  14. NOTICES. All notices and other communications required or permitted to be provided under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by facsimile with immediate telephonic confirmation or (c) sent by registered or certified mail, return receipt requested, postage prepaid, to the parties hereto as follows:

                 (a)      if to Lehman Brothers:

                          Lehman Brothers Inc.
                          745 Seventh Avenue
                          New York, New York  10019
                          Attention:  Liability Management Group, 3rd Floor
                          Facsimile:  (212) 526-1244
                          Telephone:  (212) 528-7581

                 with a copy to:

                          Milbank, Tweed, Hadley & McCloy
                          1 Chase Manhattan Plaza
                          New York, New York  10005
                          Attention:  Marcelo A. Mottesi
                          Facsimile:  (212) 822-5602
                          Telephone:  (212) 530-5602

                 (b)      if to the Company:

                          Beverly Enterprises, Inc.
                          One Thousand Beverly Way
                          Fort Smith, Arkansas 72919
                          Attention:  Chief Financial Officer
                          Facsimile:  (479) 201-5501
                          Telephone:  (479) 201-5510

                          with a copy to:

                          Beverly Enterprises, Inc.
                          One Thousand Beverly Way
                          Fort Smith, Arkansas 72919

                          Attention:   John Arena,
                                         General Counsel - Corporate
                          Facsimile:  (479) 478-1883
                          Telephone:  (479) 201-4813


                  15. MODIFICATIONS. This Agreement may not be amended or modified except in writing signed by each of the parties hereto.

                  16. CONSENT TO JURISDICTION; FORUM SELECTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

                  (a) The Company hereby submits to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

                  (b) Any action, lawsuit or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, in each case, located in the Borough of Manhattan, City of New York, State of New York. The Company waives any objection that it may have to the venue of such action, lawsuit or proceeding in any such court or that such action, lawsuit or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.

                  (c) Any right to trial by jury with respect to any action, lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by Lehman Brothers hereunder is expressly and irrevocably waived.

                  17. GOVERNING LAW. The terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original, and all of such counterparts, taken together, shall constitute one and the same Agreement.

                  19. SEVERABILITY. If any term or provision of this Agreement is deemed or rendered invalid or unenforceable in any jurisdiction, then such term or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, which shall remain in full force and effect.

                  20. SUCCESSORS. This Agreement is made solely for the benefit of Lehman Brothers and the Company and, to the extent expressly set forth herein, the Indemnified Persons and their executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

                  21. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement by and among the parties hereto with respect to the subject matter thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  22. HEADINGS. The headings to sections contained in this Agreement are included for ease of reference only, and the parties hereto agree that they are not to be given substantive meaning or otherwise affect each party's rights and duties hereunder.

                  [The rest of this page has been left blank intentionally; the signature page follows.]

                  Please indicate Lehman Brothers' willingness to act as Dealer-Manager and Lehman Brothers' acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter so signed, whereupon this letter and Lehman Brothers' acceptance shall constitute a valid and legally binding agreement between us.

                                                Very truly yours,

                                                BEVERLY ENTERPRISES, INC.

                                                By: /s/ RICHARD D. SKELLY, JR.
                                                   ----------------------------
                                                   Name: Richard D. Skelly
                                                   Title: SVP - Treasurer

Accepted and agreed as of the date first above written:

LEHMAN BROTHERS INC.

By: /s/ STEVEN DELANEY
   -----------------------------
     Authorized Representative